newsrelease
CTS CORPORATION Elkhart, Indiana 46514h(574) 293-7511

January 30, 2007
FOR RELEASE: Immediately

CTS TO POSTPONE FOURTH QUARTER EARNINGS RELEASE

Elkhart, IN…CTS Corporation (NYSE: CTS) today announced that it is delaying its fourth quarter 2006 earnings release in order to complete reconciliation of certain balance sheet accounts related to payables and inventory at one EMS manufacturing location. Reconciliation of these accounts could impact earnings. The Company hopes to complete these actions and release the earnings report within the next two weeks. At that time, the Company expects to report revenues for the quarter at $173.6 million, a 12% increase year-over-year, with full year revenues at $655.7 million, 6% over 2005. The earnings release conference call will be rescheduled to follow the release.

About CTS
CTS is a leading designer and manufacturer of electronic components and sensors and a provider of electronics manufacturing services (EMS) to OEMs in the automotive, computer, communications, medical and industrial markets. CTS manufactures products in North America, Europe and Asia. CTS' stock is traded on the NYSE under the ticker symbol "CTS.” To find out more, visit the CTS Web site at www.ctscorp.com.

Safe Harbor Statement
This press release contains statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, any financial or other guidance, statements that reflect our current expectations concerning future results and events, and any other statements that are not based solely on historical fact. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. These forward-looking statements are made subject to certain risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from those presented in the forward-looking statements. For more detailed information on the risks and uncertainties associated with CTS’ business, see our reports filed with the SEC. CTS undertakes no obligation to publicly update its forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes.

Contact: Vinod M. Khilnani, Senior Vice President and Chief Financial Officer, or
Mitchell J. Walorski, Director of Investor Relations
CTS Corporation, 905 West Boulevard North, Elkhart, IN 46514
Telephone (574) 293-7511 FAX (574) 293-6146